Exhibit 10.1
SCANSOURCE, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN
As Amended and Restated Effective January 1, 2015
SECTION 1
Purpose and Administration

1.1    Name of Plan. ScanSource, Inc. (the “Company”) hereby adopts this amended and restated ScanSource, Inc. Nonqualified Deferred Compensation Plan (the “Plan”), as set forth herein.

1.2    Effective Date of Amended and Restated Plan. The Plan was originally established effective July 1, 2004. This document sets forth the terms of the Plan as amended and restated effective as of January 1, 2015. The terms of the Plan as in effect prior to January 1, 2015 shall govern the operation of the Plan prior to this amendment and restatement (except that the balance credited to a Participant’s Participating Employer Contribution Account shall become fully vested if the Participant remains (or has remained) continuously employed by a Participating Employer or an Affiliate until his or her Retirement Date (For Vesting Purposes Only) provided the Participant remains so employed as of January 1, 2015), and all Deferred Compensation Accounts as of December 31, 2014 shall be distributed as provided previously, except for changes otherwise permitted by Section 409A of the Code.

1.3    Purpose. The Company has established the Plan primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Participating Employers. The Plan is intended to be a top-hat plan as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and is intended to comply with Code Section 409A. The Company intends that the Plan (and each Trust under the Plan as described in Section 13.2) shall be treated as unfunded for tax purposes and for purposes of Title I of ERISA and the Code. The Plan is not intended to qualify under Code Section 401(a).
A Participating Employer’s obligations hereunder, if any, to a Participant (or to a Participant’s beneficiary) shall be unsecured and shall be a mere promise by the Participating Employer to make payments hereunder in accordance with the terms of the Plan. A Participant (and, if applicable, the Participant’s beneficiary) shall be treated as a general unsecured creditor of any Participating Employer.
1.4    Administration. The Plan shall be administered by the Plan Administrative Committee appointed by the Company.

(a)
Authority. The Plan Administrative Committee shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Plan Administrative Committee shall have the following powers and duties:

(i)	To make and enforce such rules and regulations as it deems necessary or proper for the administration of the Plan;

(ii)	To interpret the Plan and to decide all questions concerning the Plan;

(iii)	To designate persons eligible to participate in the Plan, subject to the approval of the Board;

(iv)	To determine the amount and the recipient of any payments to be made under the Plan;

(v)	To designate and value any investments deemed held in the Accounts;

(vi)	To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and

(vii)	To make all other determinations and to take all other steps necessary or advisable for the administration of the Plan.
Subject to paragraph (b) below, all decisions made by the Plan Administrative Committee pursuant to the provisions of the Plan shall be made in its sole discretion and shall be final, conclusive, and binding upon all parties.

(b)	Authority of Board of Directors. Notwithstanding anything in this Plan to the contrary, the Board shall have the power

(i)	to review and approve the persons who will be eligible to participate in the Plan; and

(ii)	to make determinations with respect to the participation and benefits of to any member of the Plan Administrative Committee who is a participant in the Plan.

(c)
Delegation of Duties. The Plan Administrative Committee may delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan. The Plan Administrative Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by the Plan Administrative Committee, in good faith in reliance upon any opinions or reports furnished to it by any such experts or other persons.

(d)
Expenses. All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including, without limitation, administrative expenses and compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Plan Administrative Committee in connection with the administration of the Plan shall be paid by the Participating Employers.

(e)
Indemnification of Plan Administrative Committee. The Participating Employers agree to indemnify and to defend to the fullest extent permitted by law any person serving as a member of the Plan Administrative Committee, and each employee of a Participating Employer or any of their affiliated companies appointed by the Plan Administrative Committee to carry out duties under this Plan, against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

(f)
Liability. To the extent permitted by law, neither the Plan Administrative Committee nor any other person shall incur any liability for any acts or for any failure to act except for liability arising out of such person’s own willful misconduct or willful breach of the Plan.

SECTION 2
Definitions

For purposes of the Plan, the following words and phrases shall have the meanings set forth below, unless their context clearly requires a different meaning:
2.1    Account. “Deferred Compensation Account” means the bookkeeping account maintained for the Participant in accordance with Section 7.1 and which includes the following subaccounts:

(a)
“In-Service Distribution Sub-Account(s)” means the Account(s) established under a Participant’s Account in connection with the Participant’s election of one or more scheduled In-Service Distribution Dates pursuant to Section 6.1.

(b)
“Separation from Service Distribution Sub-Account” means the Account established under a Participant’s Account in connection with the Participant’s Separation from Service distribution pursuant to Section 6.2.

2.2    Affiliate. “Affiliate” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company and any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company, except in making any such determination, 50% shall be substituted for 80% under such Code Section and the related Treasury Regulations.
2.3    Board. “Board” means the Board of Directors of ScanSource, Inc.
2.4    Change in Control. “Change in Control” means (a) a change in the ownership of the Company as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)(v), (b) a change in effective control of the Company as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)(vi), or (c) a change in the ownership of a substantial portion of the assets of the Company as determined in accordance with Treasury Regulation Section 1.409A-3(i)(5)(vii).
2.5    Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.
2.6    Company. “Company” means ScanSource, Inc. or any successor company that adopts this Plan.
2.7    Compensation. “Compensation” means such forms of compensation payable in cash as may be designated by the Plan Administrative Committee, from time to time, in its sole discretion, as eligible for deferral under this Plan. Compensation may include, but shall be not limited to, base salary and any bonus compensation payable to the Participant.
2.8    Compensation Deferrals. “Compensation Deferrals” means the amount of Compensation that a Participant elects to defer pursuant to Section 4.
2.9    Deferral Election. “Deferral Election” means an election made by a Participant pursuant to Section 4 to defer Compensation.
2.10    Discretionary Employer Contribution. “Discretionary Employer Contribution” means the contribution deemed credited to a Participant’s Account pursuant to Section 5.3.
2.11    Discretionary Matching Contribution. “Discretionary Matching Contribution” means the contribution deemed credited to a Participant’s Account pursuant to Section 5.1.
2.12    Eligible Employee. “Eligible Employee” means an employee of a Participating Employer who has been designated pursuant to Section 3 as eligible to make contributions to the Plan.

2.13    ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a section of ERISA includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.
2.14    In-Service Distribution Date. “In-Service Distribution Date” means the date selected by the Participant for commencement of a scheduled in-service distribution pursuant to Section 6.1.
2.15    Participant. “Participant” means an Employee who meets the eligibility criteria set forth in Section 3 and who has made a Deferral Election in accordance with the terms of the Plan.
2.16    Participating Employer. “Participating Employer” means the Company and any of its participating Affiliates, or any of their successors.
2.17    Plan Administrative Committee. “Plan Administrative Committee” means the committee appointed by the Company’s Board of Directors to administer the Plan.
2.18    Plan Year. “Plan Year” means the calendar year.
2.19    Retirement Date. “Retirement Date” means the date on which a Participant separates from service after reaching 55 and completing at least 10 years of service as an employee of a Participating Employer.
2.20    Retirement Date (For Vesting Purposes Only). “Retirement Date (For Vesting Purposes Only)” means the date on which the sum of the Participant’s age and years of service equals or exceeds sixty-five (65).
2.21    ScanSource Controlled Group. “ScanSource Controlled Group” means the Company and its Affiliates.
2.22    Separation from Service or Separate from Service. A Participant will be considered to Separate from Service if he or she dies, retires, or otherwise has a termination of employment with the ScanSource Controlled Group, subject to the following:

(a)
For this purpose, the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six (6) months, or if longer, so long as the individual’s right to reemployment with the ScanSource Controlled Group is provided either by statute or by contract. If the period of leave exceeds six (6) months and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.

(b)
The determination of whether a Participant has separated from service shall be determined based on the facts and circumstances in accordance with the rules set forth in Code Section 409A and the regulations thereunder.

2.23    Totally Disabled or Total Disability. A Participant shall be considered to be “Total Disabled” if he or she meets one of the following requirements:

(a)
The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(b)
The Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of a Participating Employer.

(c)	The Participant is determined to be totally disabled by the Social Security Administration.
2.24    Valuation Date. “Valuation Date” means each business day the financial markets and the vendor that administers the Plan on behalf of the Company are open, unless the underlying investment requires a less frequent valuation.
2.25    Other Definitions. In addition to the terms defined in this Section 2, other terms are defined when first used in Sections of this Plan.

SECTION 3
Eligibility and Participation

3.1    Eligible Employees. Only employees of a Participating Employer who are designated by the Plan Administrative Committee and approved by the Board shall be eligible to participate in the Plan. Participation is limited to a select group of management or highly compensated employees of the ScanSource Controlled Group. See Appendix A.
3.2    Participation.

(g)
An Eligible Employee shall become a Participant in the Plan by (i) completing and submitting to the Company a Deferral Election in accordance with Section 4 below, and (ii) complying with such terms and conditions as the Board and/or the Plan Administrative Committee may from time to time establish for the implementation of the Plan, including, but not limited to, any condition the Board and/or the Plan Administrative Committee may deem necessary or appropriate for the Participating Employers to meet their obligations under the Plan.

(h)
An employee shall only be a Participant eligible to have compensation deferred under this Plan only while he or she is employed by a Participating Employer and is designated as an Eligible Employee. If an employee subsequently ceases to be a designated Eligible Employee after becoming a Participant, he or she shall remain a Participant for the other purposes of the Plan to the extent of any existing Account balance subject to Section 14.1.

SECTION 4
Compensation Deferrals

4.1    Election to Defer Compensation. An Eligible Employee may elect to defer receipt of Compensation as follows:

(i)
General Rule. Except as otherwise provided in this Section, an election to defer receipt of Compensation for services to be performed during a calendar year must be made no later than the December 31 preceding the calendar year during which the Participant will perform the related services.

(j)	Performance-Based Compensation. In the case of Compensation that qualifies as “performance-based compensation” for purposes of Code Section 409A, an election to defer receipt of such compensation must be made no later than the date that is six (6) months before the end of the performance period with respect to which such performance-based compensation relates.

(k)
First Year of Eligibility. Notwithstanding the foregoing, in the case of the first year in which an employee becomes eligible to participate in the Plan, an initial deferral election must be made not later than thirty (30) days after the date the employee becomes eligible to participate in the Plan. Such election shall apply only with respect to compensation paid for services to be performed subsequent to the election.

This paragraph (c) will not apply to an Eligible Employee who is a participant in any other account balance deferred compensation plans maintained by any member of the ScanSource Controlled Group which is required to be aggregated with this Plan under Code Section 409A.
4.2    Amount of Compensation Deferral. A Participant may elect to defer receipt of a percentage of his or her Compensation payable for a Plan Year subject to the following rules:

(a)	The maximum percentage Compensation that can be deferred for a Plan Year will be determined by the Plan Administrative Committee at least thirty (30) days prior to the beginning of the Plan Year.

(b)
The amount of the deferral elected for the Plan Year cannot reduce the Participant’s cash compensation below the amount the Participating Employer determines necessary to satisfy applicable federal, state and local income and employment withholding taxes and any obligations to make benefit plan contributions.

4.3    Election of In-Service Distribution Date. A Participant may elect to have any whole percentage of the amount of Compensation Deferrals, Discretionary Matching Contributions and Discretionary Employer Contributions credited to his or her Account for a particular Plan Year, and any earnings thereon, distributed at a designated date prior to his or her Separation from Service in accordance with Section 6. Such election shall be made at the time the Participant makes the election for the Plan Year with respect to which the Compensation Deferrals, Discretionary Matching Contributions and Discretionary Employer Contributions are to be credited to the Participant’s Account.
4.4    Election of Form of Payment of Retirement Distribution. A Participant may elect whether payment of his or her Account for a particular Plan Year will be made in a lump sum or installments following his or her Separation from Service in accordance with Section 6. Such election shall be made at the time the Participant makes the election for the Plan Year with respect to which the Compensation Deferrals, Discretionary Matching Contributions and Discretionary Employer Contributions are to be credited to the Participant’s Account.
4.5    Election of Distribution Upon Change In Control. A Participant may elect to have his or her Account for a particular Plan Year distributed immediately following a Change in Control. Such election shall be made at the time the Participant makes the election for the Plan Year with respect to which the Compensation Deferrals, Discretionary Matching Contributions and Discretionary Employer Contributions are to be credited to the Participant’s Account.
4.6    General Rules Applicable to Elections. Elections under this Article 4 shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Plan Administrative Committee. Except as otherwise provided in this Plan, an election made by a Participant for a particular calendar year shall become irrevocable as of the last date on which such election can be made for the calendar year pursuant to this Article 4. Notwithstanding any other provision of the Plan, an election by a Participant to defer Compensation for a particular Plan Year will be prohibited for at least six months after a hardship distribution (pursuant to Treasury Regulation §1.401(k)-1(d)(3)) from a 401(k) plan sponsored by a Participating Employer to the extent required under Treasury Regulation §1.401(k)-1(d)(3).

4.7    Cancellation of Deferral Election.

(a)	The Plan Administrative Committee may permit or require a Participant to cancel a Deferral Election during a calendar year if it determines either of the following circumstances has occurred:

(i)
The Participant has an “unforeseeable emergency” as defined in Section 7.03 below or a hardship distribution (pursuant to Treasury Regulation §1.401(k)-1(d)(3)) from a 401(k) plan sponsored by a Participating Employer, to the extent permitted by Section 409A of the Code. If approved by the Plan Administrative Committee, such cancellation shall take effect as of the first payroll period next following approval by the Plan Administrative Committee.

(ii)
The Participant incurs a disability. If approved by the Plan Administrative Committee, such cancellation shall take effect no later than the later of the end of the calendar year or the 15th day of the third month following the date Participant incurs a disability. Solely for purposes of this clause (ii), a disability refers to any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months.

(b)
If a Participant cancels a Deferral Election during a calendar year, he or she will not be permitted to make a new deferral election with respect to Compensation relating to services performed during the same calendar year.

4.8    Crediting of Compensation Deferrals.

(a)
The amount of Compensation deferred by a Participant shall be credited to the Participant’s Account as of the Valuation Date coincident with or immediately following the date such Compensation would, but for the Participant’s Deferral Election, be payable to the Participant.

(b)	The Compensation Deferrals, and the earnings thereon, credited to the Participant’s Compensation Deferral Account shall be immediately 100% vested and nonforfeitable at all times.

SECTION 5
Discretionary Matching or Employer Contributions
5.1    Discretionary Matching Contribution.

(c)
For any Plan Year, a Participating Employer may credit to the Deferred Compensation Account of any Participant employed by that Participating Employer with a Discretionary Matching Contribution in such amount as may be determined by the Participating Employer in its sole discretion at least thirty (30) days prior to the beginning of the Plan Year. Discretionary Matching Contributions need not be uniform among Participants.

(d)
The amount of the Discretionary Matching Contribution to be credited to a Participant’s Account for a Plan Year shall be equal to such dollar amount, such percentage of a Participant’s Compensation Deferrals, or any combination thereof, as may be determined by the Participating Employer in its sole discretion.

(e)	Any Discretionary Matching Contribution will be credited to a Participant’s Account as of the Valuation Date specified by the Participating Employer.
5.2    Vesting of Discretionary Matching Contribution.

(a)
Except as otherwise provide in paragraph (b) below and subject to Section 10, the Discretionary Matching Contribution credited to a Participant’s Account with respect to a particular Plan Year shall become vested in accordance with the following schedule:

Years of Service Completed Following Plan Year for which Contribution is Credited	Vested Percentage
Less than 3 Years of Service	0%
3 Years of Service	50%
4 Years of Service	75%
5 or more Years of Service	100%
A Participant will be credited with a Year of Service if:

(i)
he or she is actively employed by a Participating Employer for a continuous period of at least six (6) full months during a Plan Year and is actively employed by a Participating Employer as of the last day of the Plan Year, or

(ii)	he or she fails to meet the active employment requirement in clause (i) above solely as a result of an approved leave of absence.

(b)	Notwithstanding the foregoing vesting schedule:

(i)
solely for purposes of determining the vesting of Discretionary Matching Contributions credited to a Participant’s Account with respect to the Plan Year ended December 31, 2005, the number of Years of Service completed by such Participant will be determined during the period beginning as of July 1, 2005.

(ii)
the balance credited to a Participant’s Participating Employer Contribution Account shall become fully vested if the Participant remains continuously employed by a Participating Employer or an Affiliate until his or her death, Total Disability, Retirement Date (For Vesting Purposes Only) or the occurrence of a Change in Control.

5.3    Discretionary Employer Contribution.

(a)
For any Plan Year, a Participating Employer may credit to the Deferred Compensation Account of any Participant employed by that Participating Employer with a Discretionary Employer Contribution in such amount as may be determined by the Participating Employer in its sole discretion at least thirty (30) days prior to the beginning of the Plan Year. Discretionary Employer Contributions need not be uniform among Participants.

(b)
The amount of the Discretionary Employer Contribution to be credited to a Participant’s Account for a Plan Year shall be equal to such dollar amount as may be determined by the Participating Employer in its sole discretion.

(c)	Any Discretionary Employer Contribution will be credited to a Participant’s Account as of the Valuation Date specified by the Participating Employer.
5.4    Vesting of Discretionary Employer Contribution.

(a)
Except as otherwise provided in paragraph (b) below or otherwise specified by the Participating Employer at the time of credit to the Deferred Compensation Account of the Participant, the Discretionary Employer Contribution credited to a Participant’s Account with respect to a particular Plan Year shall become vested in accordance with the following schedule:

Years of Service Completed Following Plan Year for which Contribution is Credited	Vested Percentage
Less than 3 Years of Service	0%
3 Years of Service	50%
4 Years of Service	75%
5 or more Years of Service	100%

A Participant will be credited with a Year of Service if:

(i)
he or she is actively employed by a Participating Employer for a continuous period of at least six (6) full months during a Plan Year and is actively employed by a Participating Employer as of the last day of the Plan Year, or

(ii)	he or she fails to meet the active employment requirement in clause (i) above solely as a result of an approved leave of absence.

(b)	Notwithstanding the foregoing vesting schedule:

(i)
the Participating Employer may specify a different vesting schedule for a Discretionary Employer Contribution than described above or provide that the Discretionary Employer Contribution is fully vested at the time credited to the Deferred Compensation Account of the Participant.

(ii)
the balance credited to a Participant’s Participating Employer Contribution Account shall become fully vested if the Participant remains continuously employed by a Participating Employer until his or her death, Total Disability, Retirement Date (For Vesting Purposes Only) or the occurrence of a Change in Control.

5.5    Forfeiture. A Participant’s unvested Account balance shall be forfeited upon the occurrence of the payment event related to the Account.
SECTION 6
Distribution Elections
Subject to the other terms contained in this Plan, a Participant may make the following distribution elections:
6.1    Election of Designated In-Service Distribution Date(s). The Participant may elect to have any whole percentage of the amount of Compensation Deferrals, vested Discretionary Matching Contributions and vested Discretionary Employer Contributions credited to his or her Account for a particular Plan Year, and any earnings thereon, distributed at a specified date prior to his or her Separation from Service, subject to the following rules:

(c)
The specified in-service distribution date cannot be earlier than the end of the five (5) Plan Year period following the Plan Year for which such Compensation Deferrals, Discretionary Matching Contributions and Discretionary Employer Contributions are credited to his or her Account.

(d)
The Compensation Deferrals, vested Discretionary Matching Contributions and vested Discretionary Employer Contributions credited to a Participant’s Account for a particular Plan Year, and any earnings thereon, to be distributed at a specified date, shall be distributed in a single lump sum, unless the Participant elects otherwise. The Participant may elect to have such Compensation Deferrals, vested Discretionary Matching Contributions, vested Discretionary Employer Contributions for a particular Plan Year and any earnings thereon, to be distributed at a specified date, to be distributed in no more than five (5) annual installment payments beginning as of the specified distribution date and on each annual anniversary thereafter until paid in full.

(e)
If a Participant fails to make an in-service distribution election with respect to Compensation Deferrals, Discretionary Matching Contributions and Discretionary Employer Contributions for a Plan Year, then such Compensation Deferrals, Discretionary Matching Contributions and Discretionary Employer Contributions will be allocated to the Participant’s Separation from Service Distribution Sub-Account.

(f)
Such election shall be made at the same time the Participant makes the Deferral Election in accordance with Section 4 for that Plan Year. Except as otherwise provided in paragraph (f) below, any such election shall be irrevocable.

(g)
A separate In-Service Distribution Sub-Account will be established and maintained as part of the Participant’s Account for each In-Service Distribution Date elected by the Participant. Such Account shall be credited or charged with (i) the amounts of Compensation Deferrals, Discretionary Matching Contributions and Discretionary Employer Contributions designated by the Participant to be distributed as of the In-Service Distribution Date, (ii) a portion of the income, gains, losses, and expenses of investments deemed held in the Participant’s Account as allocated based on the Compensation Deferrals, Discretionary Matching Contributions and Discretionary Employer Contributions credited to such Sub-Account and (iii) distributions from such Sub-Account.

(h)	A Participant may change his or her specified in-service distribution date and/or form of payment only in accordance with Section 409A of the Code and the following rules:

(i)	Such election may not take effect until at least twelve (12) months after the date on which the election is made.

(ii)	The new distribution date cannot be less than five (5) years from the date such payment otherwise would have been paid but for the new election.

(iii)	Such election must be at least twelve (12) months prior to the date the first payment is scheduled to be paid.
6.2    Election of Form of Payment Upon Separation from Service.

(d)
Unless a Participant elects otherwise, the vested balance credited to his or her Separation from Service Distribution Sub-Account for a particular year will be distributed in a single lump sum payment.

(e)
A Participant may elect to have the vested balance credited to his or her Separation from Service Distribution Sub-Account for a particular Plan Year distributed in no more than sixteen (16) annual (or sixty-one (61) quarterly) installment payments, beginning as of the specified distribution date and on each annual (quarterly) anniversary thereafter until paid in full, only if the Participant Separates from Service on or after his or her Retirement Date. A Participant may elect to have the vested balance credited to his or her Separation from Service Distribution Sub-Account distributed in no more than four (4) annual installment payments, beginning as of the specified distribution date and on each annual anniversary thereafter until paid in full, only if the Participant Separates from Service before his or her Retirement Date.

(f)
Such election shall be made at the same time the Participant makes the Deferral Election in accordance with Section 4 for that Plan Year. Except as otherwise provided in paragraph (e) below, any such election shall be irrevocable.

(g)
A separate Separation from Service Distribution Sub-Account will be established and maintained as part of the Participant’s Account for each Plan Year. Such Account shall be credited or charged with (i) the amount of Compensation Deferrals, Discretionary Matching Contributions and Discretionary Employer Contributions to be distributed following the Participant’s Separation from Service for the particular Plan Year, (ii) a portion of the income, gains, losses, and expenses of investments deemed held in the Participant’s Account as allocated based on the Compensation Deferrals, Discretionary Matching Contributions and Discretionary Employer Contributions credited to such Sub-Account and (iii) distributions from such Sub-Account.

(h)	A Participant may change his or her retirement distribution election and/or form of payment only in accordance with Section 409A of the Code and the following rules:

(i)	Such election may not take effect until at least twelve (12) months after the date on which the election is made.

(ii)	The new distribution date cannot be less than five (5) years from the date such payment otherwise would have been paid but for the new election.

(iii)	Such election must be at least twelve (12) months prior to the date the first payment is scheduled to be paid.
6.3    Election of Distribution Upon Change in Control. A Participant may elect to have his or her Account for a particular Plan Year distributed immediately following a Change in Control. Such election shall be made at the time the Participant makes the Deferral Election for the particular Plan Year. Except as otherwise permitted by Section 409A of the Code, and subject to Sections 6.1(f) and 6.2(e) above, any such election shall be irrevocable.

6.4    General Rules. Elections under this Section 6 shall be made in the form, manner, and in accordance with the notice requirements prescribed by the Plan Administrative Committee. Except as otherwise provided in this Plan, if a Participant fails to make a distribution election under this Section 6, the balance credited to his or her Account for a particular Plan Year will be distributed in a single lump sum payment following his or her Separation from Service date. All payments shall be made in cash.
SECTION 7
Deferred Compensation Accounts
7.1    Participant’s Accounts. The Company shall establish and maintain a separate memorandum account in the name of each Participant. Such account shall be credited or charged with (a) the Participant’s Compensation Deferrals, if any; (b) Discretionary Matching Contributions, if any; (c) Discretionary Employer Contributions, if any; (d) income, gains, losses, and expenses of investments deemed held in such Account; and (e) distributions from such Account.
7.2    Investment of Accounts.

(c)
The amount credited to a Participant’s Account shall be deemed to be invested and reinvested in mutual funds, stocks, bonds, securities, and any other assets or investment vehicles, as may be selected by the Plan Administrative Committee in its sole discretion; provided that in no event shall such Accounts be deemed to be invested in securities issued by the Company.

(d)
A Participant may elect the manner in which his or her Account is deemed to be invested and reinvested among the deemed investment options selected by the Plan Administrative Committee. A Participant’s investment election shall remain in effect until the Participant properly files a change of election with the Plan Administrative Committee. In the event that any Participant fails to make an election with respect to the investment of all or a portion of the balance in his or her account at any time, the Participant shall be deemed to have elected that such balance be deemed to be invested in a money market (or equivalent) fund and such assets shall remain in such investment fund until such time as the Participant directs otherwise.

(e)
A Participant’s investment direction (or any change in his or her investment direction) shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Plan Administrative Committee.

(f)
A Participant, by electing to participate in this Plan, agrees on behalf of himself or herself and his or her designated beneficiaries, to assume all risk in connection with any increase or decrease in value of the investments which are deemed to be held in his or her account. Each Participant further agrees that the Plan Administrative Committee and the Participating Employer shall not in any way be held liable for any investment decisions or for the failure to make any investments by the Plan Administrative Committee.

SECTION 8
Distribution Prior to Separation from Service
8.1    Distribution of In-Service Distribution Sub-Account(s).

(g)
Commencement of Payment. Subject to paragraph (c) below and Section 6.1(f) above, payment of a Participant’s In-Service Distribution Sub-Account will be paid in a lump sum distribution within the calendar month following the calendar month of the In-Service Distribution Date applicable to such Sub-Account, unless the Participant elected otherwise, in which case payment of the Participant’s In-Service Distribution Sub-Account will be distributed in the number of installment payments elected by the Participant, with the first installment payment to be made within the calendar month following the calendar month of the In-Service Distribution Date applicable to such Sub-Account and each successive installment payment to be made on the succeeding annual anniversary of the In-Service Distribution Date applicable to such Sub-Account.

(h)
Amount of Payment. The amount of the lump sum payment will be equal to the value of the In-Service Distribution Account as of the last valuation date preceding the date of payment. The amount of any installment payment will be equal to (i) the value of the In-Service Distribution Account as of the last valuation date preceding the date of payment divided by (ii) the number of installment payments not yet distributed.

(i)
Separation from Service Prior to In-Service Distribution Date. If the Participant Separates from Service prior to the commencement of distribution, or full distribution, of an In-Service Distribution Sub-Account, then such In-Service Distribution Sub-Account or remaining portion thereof shall be distributed at the same time and in the same manner as the Participant’s Separation from Service Distribution Sub-Account.

8.2    Financial Hardship. The Plan Administrative Committee, in its sole discretion, may permit a hardship payment to be made to a Participant at any time prior to Separation from Service in the event of an “unforeseeable emergency”. Withdrawals of amounts because of an unforeseeable emergency will be permitted to the extent reasonably needed to satisfy the emergency need.

(a)
For purposes of this Section, an “unforeseeable emergency” is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

(b)
The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(iii)	Through reimbursement or compensation by insurance or otherwise;

(iv)	By liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(v)	By cessation of Compensation Deferrals under the Plan.
8.3    Distribution Upon Change in Control. Subject to Sections 6.1(f) and 6.2(e) above, if a Participant has elected to receive distribution of his or her Account for a particular Plan Year upon the occurrence of a Change in Control, the balance credited to the Participant’s Account shall be distributed to the Participant in a single lump sum payment within thirty (30) days after the Change in Control.
SECTION 9
Distribution Following Separation from Service
9.1    Distribution from Separation from Service Distribution Sub-Account.

(c)
Commencement of Payment. Subject to Section 6.2(e) above, payment of a Participant’s Separation from Service Distribution Sub-Account will commence as of the first calendar month following the calendar month of the Participant’s Separation from Service date.

Notwithstanding any other provision of the Plan, in no event shall payment to a Participant who is a “specified employee” within the meaning of Code Section 409A on his or her Separation from Service date, commence earlier than the first day following the earlier of (i) the end of the six (6) month period following such date or (ii) the Participant’s death. In that event, any payments to be made prior to the earlier of (i) the end of the six (6) month period following such date or (ii) the Participant’s death will be accumulated and paid in a lump sum as soon as administratively practicable (and no later than the calendar month) following the earlier of such dates.

(d)	Form of Payment.

(i)
Separation from Service Prior to Retirement Date. In the event that a Participant Separates from Service for any reason other than death or Total Disability prior to reaching his or her Retirement Date, then the amount credited to the Participant’s Separation from Service Distribution Sub-Account will be distributed to the Participant in a single lump sum payment, unless the Participant elected otherwise, in which case the amount credited to the Participant’s Separation from Service Distribution Sub-Account will be distributed in the number of installment payments elected by the Participant, with the first installment payment to be made in the first calendar month following the calendar month of the Participant’s Separation from Service date applicable to such Sub-Account and each successive installment payment to be made on the succeeding annual anniversary of the Participant’s Separation from Service date.

(ii)
Separation from Service at or after Retirement Date. If a Participant Separates from Service at or after reaching his or her Retirement Date, for any reason other than death or Total Disability, his or her Separation from Service Distribution Sub-Account will be distributed to the Participant in a single lump sum payment, unless the Participant elected otherwise, in which case the amount credited to the Participant’s Separation from Service Distribution Sub-Account will be distributed in the number of installment payments elected by the Participant, with the first installment payment to be made in the first calendar month following the calendar month of the Participant’s Separation from Service date applicable to such Sub-Account and each successive installment payment to be made on the succeeding annual (quarterly) anniversary of the Participant’s Separation from Service date.

(e)	Amount of Payment.

(iv)	Lump Sum Amount. The amount of the lump sum payment will be equal to the value of the Separation from Service Distribution Sub-Account as of the last valuation date preceding the date of payment.

(v)
Installment Payments. Each annual installment payment shall be in the amount equal to (A) the value of the Separation from Service Distribution Sub-Account, as of the last valuation date preceding the date of payment, divided by (B) the number of installment payments not yet distributed.

Notwithstanding the foregoing, if the balance credited to the Participant’s Account as of his or her Separation from Service date does not exceed the applicable dollar limit on elective 401(k) plan deferrals then in effect under Code Section 402(g)(1)(B), then distribution will be made in a single lump sum payment within the calendar month following the calendar month of the Participant’s Separation from Service date.
9.2    Separation from Service Due to Total Disability. In the event that a Participant Separates from Service at any time by reason of becoming Totally Disabled, subject to Sections 6.1(f) and 6.2(e) above, the balance credited to his or her Account will be distributed to the Participant in a single lump payment within the calendar month following the calendar month of the Participant’s Separation from Service date,
9.3    Death.

(c)
In the event that a Participant Separates from Service by reason of his or her death, subject to Sections 6.1(f) and 6.2(e) above, the balance credited to his or her Account will be distributed to the Participant’s designated beneficiary in a single lump payment within the calendar month following the calendar month of the Participant’s death.

(d)
In the event a Participant dies after the commencement of installment payments, but prior to the completion of all such payments due and owing hereunder, subject to Sections 6.1(f) and 6.2(e) above, the remaining balance credited to his or her Account will be distributed to the Participant’s designated beneficiary in a single lump payment within the calendar month following the calendar month of the Participant’s death.

9.4    Designated Beneficiary.

(a)
The Participant may name a beneficiary or beneficiaries to receive the balance of the Participant’s Deferred Compensation Account in the event of the Participant’s death prior to the payment of the Participant’s entire Deferred Compensation Account. To be effective, any beneficiary designation must be filed in writing with the Plan Administrative Committee in accordance with rules and procedures adopted by the Plan Administrative Committee for that purpose.

(b)
A Participant may revoke an existing beneficiary designation by filing another written beneficiary designation with the Plan Administrative Committee. The latest beneficiary designation received by the Plan Administrative Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Plan Administrative Committee prior to the Participant’s death.

(c)
If no beneficiary is named by a Participant, or if the Participant survives all of the Participant’s named beneficiaries and does not designate another beneficiary, the Participant’s Deferred Compensation Account shall be paid in the following order of precedence:

(iv)	The Participant’s spouse;

(v)	The Participant’s children (including adopted children) per stirpes; or

(vi)	The Participant’s estate.
SECTION 10
Forfeiture of Benefits
9.5    Notwithstanding anything in this Plan to the contrary, if the Plan Administrative Committee, in its sole discretion, determines that

(a)	the Participant’s employment with the Participating Employer has been terminated for Good Cause or,

(b)
if at any time during which a Participant is entitled to receive payments under the Plan, the Participant has breached any of his or her post-employment obligations, including, but not limited to, any restrictive covenants or obligations under any agreement and general release, then the Plan Administrative Committee may cause the Participant’s entire interest in benefits attributable to Discretionary Matching Contributions or Discretionary Employer Contributions, or any portion thereof, and any earnings thereon, to be forfeited and discontinued, or may cause the Participant’s payments of benefits under the Plan to be limited or suspended for such other period the Plan Administrative Committee finds advisable under the circumstances, and may take any other action and seek any other relief the Plan Administrative Committee, in its sole discretion, deems appropriate, to the extent any such action would not result in a violation of Section 409A of the Code.
9.6    “Good Cause” means the Participant’s fraud, dishonesty, or willful violation of any law or significant policy of the Participating Employer that is committed in connection with the Participant’s employment by or association with the Company or Affiliate. Whether a Participant has been terminated for Good Cause shall be determined by the Plan Administrative Committee.
Regardless of whether a Participant’s employment initially was considered to be terminated for any reason other than Good Cause, the Participant’s employment will be considered to have been terminated for Good Cause for purposes of this Plan if the Plan Administrative Committee subsequently determines that the Participant engaged in an act constituting Good Cause.
9.7    The decision of the Plan Administrative Committee shall be final. The omission or failure of the Plan Administrative Committee to exercise this right at any time shall not be deemed a waiver of its right to exercise such right in the future. The exercise of discretion will not create a precedent in any future cases.
SECTION 10
Claims Procedures
10.1    All claims for benefits under the Plan shall be submitted, in writing, to the Plan Administrative Committee on forms prescribed by the Plan Administrative Committee and must be signed by the Participant or, in the case of a death benefit, by Participant’s Beneficiary or legal representative. Any Participant or Beneficiary who disputes the amount of his or her entitlement to Plan benefits must file a claim in writing within two-hundred seventy (270) days of the event that the Participant or Beneficiary is asserting constitutes an entitlement to such Plan benefits or, if later, within ninety (90) days of the date the payment is due. Failure by the Participant or Beneficiary to submit such claim within such time periods shall bar the Participant or Beneficiary from any claim for benefits under the Plan as the result of the occurrence of such event or the failure to make such payment. In no event shall the Participant or other claimant be entitled to challenge a decision of the Plan Administrative Committee with respect to a claim unless and until the claims procedures herein have been complied with and exhausted. Each claim shall be approved or disapproved by the Plan Administrative Committee within ninety (90) days of the Plan Administrative Committee’s receipt of each such claim. However, if special circumstances require an extension of time for the Plan Administrative Committee to process the claim, the ninety (90) day period may be extended for an additional ninety (90) days. Prior to the termination of the initial ninety (90) day period, the Plan Administrative Committee shall provide the claimant with a written notice setting forth the reason for the extension. The notice shall indicate the special circumstance requiring the extension of time and the date by which the Plan Administrative Committee expects to render the benefit determination.
10.2    In the event any claim (or benefit) is denied in whole or in part, the Plan Administrative Committee shall, within the time period described in Section 11.1 above, notify the claimant in writing of such denial and of the claimant’s right to a review by the Plan Administrative Committee and shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial; including specific references to the Plan provisions on which the denial is based; descriptions of, and reasons for, any material or information necessary for the claimant to perfect his claim for review; and an explanation of the Plan’s review procedure and time limits applicable to such procedures, including the claimant’s right to bring civil action following an adverse benefit determination on review.
10.3    Any person whose application is denied in whole or in part may appeal to the Plan Administrative Committee for a review of such denial. Such appeal shall be made by submitting to the Plan Administrative Committee, within sixty (60) days of the receipt of initial denial, a written statement requesting a review of such denial and setting forth the grounds on which such appeal is made and any issues or comments which the claimant deems pertinent to his application. The claimant shall have the opportunity to submit written comments, documents and records relating to the claim and shall have reasonable access to and copies of documents and records relevant to the claim, upon request and free of charge. The Plan Administrative Committee shall make an independent determination of the claimant’s eligibility for benefits within sixty (60) days of such appeal and shall give written notice to the claimant of its determination on review within such time period. If there are special circumstances requiring an extension of time for processing, a decision shall be rendered within one hundred twenty (120) days after receipt of the request for review. If an extension of time is required, the Plan Administrative Committee will provide the claimant with written notification of the special circumstances involved and the date by which the Plan Administrative Committee expects to render a final decision. The decision of the Plan Administrative Committee on any appeal for benefits shall be final and conclusive. If a claimant’s request is wholly or partially denied on review, the Plan Administrative Committee must give written notice to the claimant that contains the specific reasons for the denial, the Plan provisions on which the denial is based, a description of the Plan’s claim review procedures and the time limits applicable thereto, including the claimant’s right to bring civil action.
10.4    Notwithstanding the claims procedure set forth in Sections 11.1, 11.2 and 11.3 above, the following claims procedure shall apply for any claim based on a Disability.

(c)
If a Participant applies for a benefit under the Plan based on a Total Disability, and in the event a claim for benefits is wholly or partially denied by the Plan Administrative Committee, the Plan Administrative Committee shall, within a reasonable period of time, but no later than forty-five (45) days after receipt of the claim, notify the claimant in writing of the denial of the claim. This forty-five (45) day period may be extended up to thirty (30) days if such an extension is necessary due to matters beyond the control of the Plan, and the claimant is notified, prior to the expiration of the initial forty-five (45) day period, of the circumstances requiring the extension of time and the date by which the Plan Administrative Committee expects to render a decision. If, prior to the end of the first thirty (30) day extension period, the Plan Administrative Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days, provided that the Plan Administrative Committee notifies the claimant, prior to the expiration of the first thirty (30) days extension period, of the circumstances requiring the extension and the date as of which the Plan Administrative Committee expects to render a decision. In the case of any extension, the notice of extension also shall specifically explain the standards on which entitlement to a benefit upon Total Disability is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant shall be afforded at least forty-five (45) days within which to provide the specified information, if any.

(d)
If the Plan Administrative Committee denies the claim for a Total Disability benefit in whole or in part, the claimant shall be provided with written notice of the denial stating the specific reason for the denial; reference to the specific Plan provisions on which the denial is based; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and a description of the Plan’s review procedures (as set forth below) and the time limits applicable to such procedures, including the claimant’s right to bring civil action following an adverse benefit determination. If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion shall be provided to the claimant free of charge, or the claimant shall be informed that such rule, guideline, protocol, or other criterion shall be provided free of charge upon request.

(e)
If the claim for a Total Disability benefit is denied in full or in part, the claimant shall have the right to appeal the decision by sending a written request for review to the Plan Administrative Committee within one hundred eighty (180) days of his receipt of the claim denial notification. The claimant may submit written comments, documents, records, and other information relating to his or her claim for benefits. Upon request, the claimant shall be provided free of charge and reasonable access to, and copies of, all documents, records and other information relevant to his claim.

(f)
Upon receipt of the claimant’s appeal of the denial of his claim, the Plan Administrative Committee shall conduct a review that takes into account all comments, documents, records, and other information submitted by the claimant or his authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The review shall not afford deference to the initial benefit determination and shall be conducted by an individual who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. The Plan Administrative Committee shall consult a medical professional who has appropriate training and experience in the field of medicine relating to the claimant’s disability and who is neither consulted as part of the initial denial nor is the subordinate to such individual and shall identify the medical or vocational experts whose advice is obtained with respect to the initial benefit denial, without regard to whether the advice was relied upon in making the decisions. If a claim is denied due a medical judgment, the Plan Administrative Committee will consult with a healthcare professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The healthcare professional consulted will not be the same person consulted in connection with the initial benefit decision (nor be the subordinate of that person). The decision on review also will identify any medical or vocational experts who advised the Company’s benefits department in connection with the original benefit decision, even if the advice was not relied upon in making the decision.

(g)
The Plan Administrative Committee shall notify the claimant of its determination on review within a reasonable period of time, but generally not later than forty-five (45) days after receipt of the request for review, unless the Plan Administrative Committee determines that special circumstances require an extension of time for processing the claim. If the Plan Administrative Committee determines that an extension of time for processing is required, written notice of the extension will be furnished to the claimant prior to the termination of the initial forty-five (45) day period. In no event shall such extension exceed a period of forty-five (45) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring extension of time and the date by which the Plan Administrative Committee expects to render the determination on review.

(h)
If the Plan Administrative Committee denies the claim on appeal, it shall notify the claimant in a manner to be understood by him of the specific reason or reasons for the adverse determination; reference to the specific Plan provisions on which the adverse determination is based; a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to his claim; and a statement indicating the claimant’s right to file a lawsuit upon completion of the claims procedure process. If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion shall be provided free of charge, or the claimant may be informed that such rule, guideline, protocol, or other criterion shall be provided free of charge upon request.
10.5    The Participant or other claimant shall only have ninety (90) days from the date of receipt of the Plan Administrative Committee’s final decision on review in which to file suit regarding a claim for benefits under the Plan. If suit is not filed within such ninety (90) days, it shall be forever barred. The Plan Administrative Committee’s decisions made hereunder shall be final and binding on all interested parties.
SECTION 11
Amendment or Termination of the Plan
11.1    The Plan Administrative Committee may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part, with respect to any Participants or beneficiaries whether or not payments have commenced to such Participants or beneficiaries. Notwithstanding the foregoing, no amendment, termination, or suspension of the Plan will affect a Participant’s right to receive vested amounts previously deferred under the Plan or fail to be in compliance with Section 409A of the Code.
11.2    In the event the Plan is terminated and liquidated in accordance with the requirements described in Treasury Regulation Section 1.409A-3(j)(4)(ix), the Plan Administrative Committee shall distribute the remaining amounts in Participants’ Accounts at such times and in such ways as the Plan Administrative Committee, in its sole discretion, may deem appropriate.
SECTION 12
Unfunded Plan; Change in Control
12.1    Unfunded Plan. Nothing in this Plan shall be construed as giving any Participant, or his or her legal representative or designated beneficiary, any claim against any specific assets of the Company or any of its affiliated companies or as imposing any trustee relationship upon the Company or any of its affiliated companies in respect of the Participant. The Participating Employers shall not be required to segregate any assets in order to provide for the satisfaction of the obligations hereunder. Investments deemed held in the Accounts shall continue to be a part of the general funds of the applicable Participating Employers, and no individual or entity other than the Participating Employer shall have any interest whatsoever in such funds. If and to the extent that the Participant or his or her legal representative or designated beneficiary acquires a right to receive any payment pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the applicable Participating Employer.
12.2    Rabbi Trust. The Participating Employers shall establish a trust (or trusts) for the purpose of providing funds for the payment of the amounts credited to Participants under the Plan subject to the following rules:

(i)
Such trust(s) shall be an irrevocable grantor trust containing provisions which are the same as, or are similar to, the provisions contained in the model “rabbi trust” set forth in Internal Revenue Service Revenue Procedure 92-64 (or any successor guidance issued by the IRS).

(j)
The Participating Employers shall make contributions to the trust(s) equal to the amount of the Compensation Deferrals, Discretionary Matching Contributions and Discretionary Employer Contributions as soon as practicable, but in no event later five (5) business days, following the date on which such contributions are credited to Participants’ Accounts.

(k)	The Participating Employers shall pay all costs relating to the establishment and maintenance of the trust(s) and the investment of funds held in such trust(s).
12.3    Chance in Control. In the event of a Change in Control, the Participating Employers shall, as soon as possible, but in no event later than five (5) business days following a Change in Control, make an irrevocable contribution to the trust(s) established pursuant to Section 13.2 in an amount that is sufficient to pay the total amount credited to all Accounts under the Plan as of the date of the Change in Control.
SECTION 13
Miscellaneous Provisions
13.1    Acceleration or Delay of Payments Permitted Under Code Section 409a.

(l)
Acceleration of Payments. The Plan Administrative Committee may, its discretion, accelerate the payment of all or a portion of a Participant’s vested Account prior to the time specified in this Plan to the extent such acceleration is permitted by Treasury Regulation Section 1.409A-3(j)(4). Such permitted accelerations shall include payments to comply with domestic relations orders, payments to comply with conflicts of interest laws, payment of employment taxes, payment upon income inclusion under Code Section 409A, and/or such other circumstances as are permitted by Section 409A and the Treasury Regulations thereunder.

(m)
Delay of Payments. The Plan Administrative Committee may, in its discretion, delay the payment of all or a portion of a Participant’s Account in such circumstances as may be permitted under Code Section 409A.

13.2    Benefits Non-Assignable. Benefits under the Plan may not be anticipated, assigned or alienated, and will not be subject to claims of a Participant’s creditors by any process whatsoever, except as specifically provided in this Plan or by the Plan Administrative Committee in its sole discretion.
13.3    Right to Withhold Taxes. The Participating Employers shall have the right to withhold such amounts from any payment under this Plan as it determines necessary to fulfill any federal, state, or local wage or compensation withholding requirements.
13.4    No Right to Continued Employment. Neither the Plan, nor any action taken under the Plan, shall confer upon any Participant any right to continuance of employment by the Company or any of its Affiliates nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate any Participant’s employment at any time for any reason.
13.5    Mental or Physical Incompetency. If the Plan Administrative Committee determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, as established by a court of competent jurisdiction, the Plan Administrative Committee may cause all payments thereafter becoming due to such person to be made to any other person for his or her benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge the Plan Administrative Committee and the Participating Employer.
13.6    Unclaimed Benefit. Each Participant shall keep the Plan Administrative Committee informed in writing of his or her current address and the current address of his or her beneficiary. The Plan Administrative Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Plan Administrative Committee within three (3) years after the date on which payment of the Participant’s Account may first be made, payment may be made as though the Participant had died at the end of the three (3) year period. If, within one additional year after such three (3) year period has elapsed, or, within three years after the actual death of a Participant, the Plan Administrative Committee is unable to locate any designated beneficiary of the Participant, then the Participating Employer shall have no further obligation to pay any benefit hereunder to such Participant or beneficiary or any other person and such benefit shall be irrevocably forfeited.
13.7    Suspension of Payments. If any controversy, doubt or disagreement should arise as to the person to whom any distribution or payment should be made, the Plan Administrative Committee, in its discretion, may, without any liability whatsoever, retain the funds involved or the sum in question pending settlement or resolution to the Plan Administrative Committee’s satisfaction of the matter, or pending a final adjudication by a court of competent jurisdiction.
13.8    Governing Laws. The provisions of the Plan shall be construed, administered and enforced according to applicable Federal law and the laws of State of South Carolina.
13.9    Severability. The provisions of the Plan are severable. If any provision of the Plan is deemed legally or factually invalid or unenforceable to any extent or in any application, then the remainder of the provision and the Plan, except to such extent or in such application, shall not be affected, and each and every provision of the Plan shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.
13.10    No Other Agreements or Understandings. This Plan represents the sole agreement between the Participating Employers and Participants concerning its subject matter, and it supersedes all prior agreements, arrangements, understandings, warranties, representations, and statements between or among the parties concerning its subject matter.
13.11    Section 409A of the Code. The Company intends that the Plan comply with the requirements of Section 409A of the Code and shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code. This Plan shall constitute an “account balance plan” as defined in Treasury Regulation Section 31.3121(v)(2)-1(c)(1)(ii)(A). For purposes of Section 409A of the Code, all amounts deferred under this Plan shall be aggregated with amounts deferred under other account balance plans.
IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed by its duly authorized officer as of the 5th day of December, 2014.
SCANSOURCE, INC.
(the “Company”)
By:    /s/ Charles Mathis
Title:    Executive Vice President and    Chief Financial Officer
ATTEST:
By: /s/ John Harvey
Title: VP of Worldwide Human Resources